SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 23, 2009

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in our other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On February 23, 2009, our wholly-owned subsidiary, Embryome Sciences, Inc., entered into a Stem Cell Agreement with Reproductive Genetics Institute (“RGI”) pursuant to which Embryome Sciences obtained the non-exclusive right to acquire RGI’s proprietary stem cell lines.  The Stem Cell Agreement grants Embryome Sciences rights to market new human embryonic stem cell (hES) lines selected by Embryome Sciences from 294 hES lines derived by RGI.  Embryome Sciences will initially select 10 RGI hES cell lines, and may add additional cell lines at its option. Embryome Sciences will receive starting cultures of the cell lines it selects, and will scale up those cell lines for resale as research products. Because Embryome Sciences’ rights are non-exclusive, RGI will retain the right to market and use its stem cell lines for its own account. RGI is a leading fertility center that screens embryos for genetic disorders, such as cystic fibrosis and muscular dystrophy prior to implantation.  The RGI hES lines include both normal cells and 88 cell lines identified as carrying a host of inherited genetic disease genes, some of which Embryome Sciences plans to sell as research products to universities and companies in the bio-science and pharmaceutical industries.

Financial Terms of the Stem Cell Agreement

Embryome Sciences will pay RGI a royalty in the amount of 7% of net sales on RGI derived cells sold for research purposes, such as the use of cells to test potential new drugs or diagnostic products.  The Stem Cell Agreement requires Embryome Sciences to sell the RGI cells for a minimum price of $7,500 per ampule of cells.  Embryome Sciences also agreed to sell to RGI any cells that Embryome Sciences derives from RGI stem cells at a price equal to 50% of the lowest price at which Embryome Sciences sells those cells to third parties.

Embryome Sciences will be marketing the acquired cells for research purposes only. However the Stem Cell Agreement allows Embryome Sciences and RGI to develop therapeutic or diagnostic uses of the cells, subject to approval by a joint steering committee composed of Embryome Sciences and RGI officers.  In the absence of an agreement by the steering committee for a different revenue sharing arrangement, and provided that Embryome Sciences is successful in developing and commercializing one or more of those products for therapeutic or diagnostic uses, Embryome Sciences would pay RGI a royalty based on net sales of each product.  The royalty rate would be 50% of net sales of the product, minus one-half of any other royalties required to be paid to third parties.  None of the RGI cells have been approved by the Food and Drug Administration or any equivalent foreign regulatory agency for use in the treatment of disease, and Embryome Sciences does not have any specific plans for the development of RGI stem cells for use in the treatment or diagnosis of disease in humans.

We have agreed to issue RGI 32,259 of our common shares, no par value, as a license fee for the use of RGI’s proprietary technology related to the first 10 cell types acquired by Embryome Sciences under the Stem Cell Agreement.  If Embryome Sciences elects to acquire more than 10 cell types, we will issue RGI an additional number of BioTime common shares having a market value of $5,000 for each additional cell type that Embryome Sciences chooses to acquire.  The market value of our common shares will be based on the closing price of the shares on the OTC-Bulletin Board market on the date Embryome Sciences elects to acquire the additional cell types.

hES Cells in Regenerative Medicine

Our strategy is for Embryome Sciences to become a leader in the emerging field of regenerative medicine by bringing some of the most advanced stem cell technologies to the market in the near-term as research products.  Embryome Sciences is currently building a portfolio of diverse cell types made from hES cells using its licensed ACTCellerateTM technology and related products for growing these cells.  The RGI Stem Cell Agreement will allow Embryome Sciences to broaden this pipeline by adding RGI hES cell lines, and by generating ACTCellerateTM lines from the RGI cell lines.  This will allow Embryome Sciences to market a diversity of cell lines generated by the ACTCellerateTM technology from the parental hES cell lines obtained from RGI, including RGI cell lines carrying disease genes such as cystic fibrosis, muscular dystrophy, and breast cancer.  We anticipate that the research market for new stem cell lines such as these will grow if research using embryonic stem cell lines made after 2001 becomes eligible for federal funding.

Human embryonic stem cell lines are cells typically derived from excess preimplantation embryos produced in the course of in vitro fertilization (IVF) treatments that were otherwise destined to be discarded.  Because the stem cells are derived at very early stages of development, they are undifferentiated and capable of becoming all the cell types of the human body.  They therefore have unprecedented potential for the development of novel cell-based therapies for a host of degenerative diseases such as heart failure, Parkinson’s disease, arthritis, diabetes, spinal cord injury, macular degeneration, blood cell disorders, as well as many other currently incurable diseases.  In addition, hES cells open the door to the discovery of new classes of pharmaceuticals, and expanding our understanding of human development.

On August 9, 2001, President Bush signed an executive order banning all federal funding of research on human embryonic stem cell lines other than those existing as of that date.  President Obama has expressed his desire to remove President Bush’s 2001 restrictions in order to allow scientists to use funding from the National Institutes of Health for research on embryonic stem cell lines created after August 9, 2001.  Since 2001, the scientific and medical communities have pointed out the need for newer embryonic stem cell lines that are free of contamination from animal products that potentially compromise the utility of the 2001 cell lines. Scientists have also expressed a need for new embryonic stem cell lines that display genes for inherited genetic diseases for use in seeking new cures.

Many couples carrying genes for inherited diseases are at significant risk of parenting children with such devastating diseases as cystic fibrosis and muscular dystrophy.  RGI’s hES cell lines carrying genes for some of these hereditary diseases are now available to Embryome Sciences to market to the research and pharmaceutical communities for use in discovering new therapies.

As of today, approximately 500 new hES cell lines have been reported, of which 206 are registered in the Human Embryonic Stem Cell Registry and the UK Stem Cell Bank, and approximately 294 of which were isolated by RGI.  The lines isolated by RGI include 88 lines carrying genetic disease genes including cystic fibrosis, Duchenne muscular dystrophy, breast cancer BRCA2, Huntington’s disease and others, as well as 206 normal cell lines that have not been exposed to animal-derived products.  In total, the RGI cell lines amount to approximately 60% of the reported and documented hES cell lines world-wide.

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

The common shares described in Item 1.01 will be issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Section 7 - Regulation FD

Item 7.01 - Regulation FD Disclosure

The press release filed as Exhibit 99.1 is incorporated by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	February 26, 2009	By:	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

99.1	Press Release dated February 26, 2009